NORTON o LIDSTONE, LLC
                                  The Quadrant
                           5445 DTC Parkway, Suite 850
Michael J. Norton          Englewood, Colorado 80111     telephone: 303-221-5552
Herrick K. Lidstone, Jr.                                 facsimile: 303-221-5553

                                 April 19, 1999

Medical Dynamics, Inc.
99 Inverness Drive East
Englewood, Colorado 80112

Re:      Medical Dynamics, Inc.
         Registration Statement on Form S-3
         Registration No. 333-

Ladies and Gentlemen:

     In connection with the above-captioned Registration Statement (the "Registration Statement") filed by Medical Dynamics, Inc., a Colorado corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder as amended through the date hereof, we have been requested to render our opinion as to the legality of the 523,834 shares of the Company's common stock (the "Securities") included therein.

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto); (ii) the Articles of Incorporation and the By-laws of the Company, each as amended to date; and (iii) records of certain of the Company's proceedings relating to, among other things, the issuance and sale of the Securities. In addition, we have made such other examinations of law and facts as we considered necessary in order to form a basis for the opinions hereunder expressed.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the documents against each party thereto other than the Company, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents we have reviewed.

     In  expressing  the  opinions  set  forth  herein,   we  have  relied  upon
representations as to factual matters contained in certificates of officers of the Company.

                                                         NORTON O  LIDSTONE, LLC
Medical Dynamics, Inc.
April 19, 1999
Page 2


     Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that the Securities have been duly authorized and legally issued, fully paid and nonassessable.

     The foregoing opinions are limited to the laws of the State of Colorado. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                      Very truly yours,

                                                     Norton o  Lidstone, LLC